Exhibit 99.1

MALLINCKRODT PLC
(DEBTOR-IN-POSSESSION)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Three Months Ended
	March 26, 2021	Percent of Net sales	March 27, 2020	Percent of Net sales
Net sales	$558.0	100.0%	$665.8	100.0%
Cost of sales	307.6	55.1	382.0	57.4
Gross profit	250.4	44.9	283.8	42.6
Selling, general and administrative expenses	136.0	24.4	231.1	34.7
Research and development expenses	66.2	11.9	77.4	11.6
Restructuring charges, net	0.4	0.1	(1.8)	(0.3)
Non-restructuring impairment charges	64.5	11.6	—	—
Losses on divestiture	0.8	0.1	0.2	—
Opioid-related litigation settlement gain	—	—	(16.8)	(2.5)
Operating loss	(17.5)	(3.1)	(6.3)	(0.9)
Interest expense	(59.6)	(10.7)	(74.5)	(11.2)
Interest income	1.9	0.3	3.5	0.5
Other income, net	8.1	1.5	1.7	0.3
Reorganization items, net	(93.5)	(16.8)	—	—
Loss from continuing operations before income taxes	(160.6)	(28.8)	(75.6)	(11.4)
Income tax benefit	(16.4)	(2.9)	(18.9)	(2.8)
Loss from continuing operations	(144.2)	(25.8)	(56.7)	(8.5)
Income from discontinued operations, net of income taxes	0.3	0.1	6.5	1.0
Net loss	$(143.9)	(25.8)%	$(50.2)	(7.5)%

Basic loss per share:
Loss from continuing operations	$(1.70)		$(0.67)
Income from discontinued operations	—		0.08
Net loss	$(1.70)		$(0.60)
Diluted loss per share:
Loss from continuing operations	$(1.70)		$(0.67)
Income from discontinued operations	—		0.08
Net loss	$(1.70)		$(0.60)
Weighted-average number of shares outstanding
Basic weighted-average shares outstanding	84.6		84.2
Diluted weighted-average shares outstanding	84.6		84.2

MALLINCKRODT PLC
(DEBTOR-IN-POSSESSION)
CONSOLIDATED ADJUSTED EBITDA
(unaudited, in millions)

	Three Months Ended
	March 26, 2021				March 27, 2020
	Gross Profit	SG&A	R&D	Adjusted EBITDA	Gross Profit	SG&A	R&D	Adjusted EBITDA
Net loss	$250.4	$136.0	$66.2	$(143.9)	$283.8	$231.1	$77.4	$(50.2)
Adjustments:
Interest expense, net	—	—	—	57.7	—	—	—	71.0
Income taxes	—	—	—	(16.4)	—	—	—	(18.9)
Depreciation	17.9	(4.8)	(1.6)	24.3	18.4	(5.3)	(1.8)	25.5
Amortization	144.4	(0.9)	—	145.3	196.7	(0.9)	—	197.6
Restructuring charges, net	—	—	—	0.4	—	—	—	(1.8)
Non-restructuring impairment charge	—	—	—	64.5	—	—	—	—
Income from discontinued operations	—	—	—	(0.3)	—	—	—	(6.5)
Change in contingent consideration fair value	—	10.8	—	(10.8)	—	0.8	—	(0.8)
Significant legal and environmental charges	—	—	—	—	—	(22.5)	—	5.7
Losses on divestiture	—	—	—	0.8	—	—	—	0.2
Separation costs	—	(0.6)	—	0.6	—	(21.3)	—	21.3
Unrealized gain on equity investment	—	—	—	(6.9)	—	—	—	(5.4)
Reorganization items, net	—	—	—	93.5	—	—	—	—
Share-based compensation	0.2	(2.8)	(0.6)	3.6	0.3	(5.4)	(1.0)	6.7
As adjusted:	$412.9	$137.7	$64.0	$212.4	$499.2	$176.5	$74.6	$244.4

MALLINCKRODT PLC
(DEBTOR-IN-POSSESSION)
SEGMENT OPERATING INCOME (1)
(unaudited, in millions)

	Three Months Ended
	March 26, 2021	March 27, 2020
Specialty Brands	$212.1	$220.5
Specialty Generics	31.7	63.2
Segment operating income	243.8	283.7
Unallocated amounts:
Corporate and unallocated expenses (2)	(22.6)	(57.5)
Depreciation and amortization	(169.6)	(223.1)
Share-based compensation	(3.6)	(6.7)
Restructuring charges, net	(0.4)	1.8
Non-restructuring impairment charges	(64.5)	—
Separation costs	(0.6)	(21.3)
Opioid-related litigation settlement gain	—	16.8
Operating loss	$(17.5)	$(6.3)
(1)During the three months ended September 25, 2020, the Company began excluding depreciation and share-based compensation from its evaluation of the operating results of its segments. As a result, prior period segment operating income has been recast to reflect this change on a comparable basis.
(2)Includes administration expenses and certain compensation, legal, environmental and other costs not charged to the Company's reportable segments.

MALLINCKRODT PLC
(DEBTOR-IN-POSSESSION)
SEGMENT NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Three Months Ended
	March 26, 2021	March 27, 2020	Percent change	Currency impact	Constant-currency growth
Specialty Brands	$408.4	$490.6	(16.8)%	0.4%	(17.2)%
Specialty Generics	149.6	175.2	(14.6)	0.1	(14.7)
Net sales	$558.0	$665.8	(16.2)%	0.3%	(16.5)%

MALLINCKRODT PLC
(DEBTOR-IN-POSSESSION)
SELECT PRODUCT LINE NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Three Months Ended
	March 26, 2021	March 27, 2020	Percent change	Currency impact	Constant-currency growth
Specialty Brands
Acthar Gel	$129.0	$167.6	(23.0)%	—%	(23.0)%
INOmax	134.0	141.7	(5.4)	0.2	(5.6)
Ofirmev	12.8	74.9	(82.9)	—	(82.9)
Therakos	66.8	63.7	4.9	2.4	2.5
Amitiza	61.4	41.1	49.4	—	49.4
Other	4.4	1.6	175.0	—	175.0
Specialty Brands Total	$408.4	$490.6	(16.8)	0.4	(17.2)

Specialty Generics
Hydrocodone (API) and hydrocodone-containing tablets	$23.3	$26.5	(12.1)	—	(12.1)
Oxycodone (API) and oxycodone-containing tablets	17.2	16.9	1.8	—	1.8
Acetaminophen (API)	45.5	44.1	3.2	—	3.2
Other controlled substances	58.1	83.6	(30.5)	0.2	(30.7)
Other	5.5	4.1	34.1	—	34.1
Specialty Generics Total	$149.6	$175.2	(14.6)	0.1	(14.7)

MALLINCKRODT PLC
(DEBTOR-IN-POSSESSION)
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	March 26, 2021	December 25, 2020
Assets
Current Assets:
Cash and cash equivalents	$1,077.9	$1,070.6
Accounts receivable, net	477.4	538.8
Inventories	363.4	344.9
Prepaid expenses and other current assets	367.9	350.0
Total current assets	2,286.6	2,304.3
Property, plant and equipment, net	794.4	833.1
Intangible assets, net	5,974.7	6,184.5
Other assets	380.5	393.5
Total Assets	$9,436.2	$9,715.4

Liabilities and Shareholders' Equity
Current Liabilities:
Current maturities of long-term debt	$1,701.7	$3,587.9
Accounts payable	98.4	93.3
Accrued payroll and payroll-related costs	80.4	79.4
Accrued interest	27.8	26.9
Accrued and other current liabilities	357.2	331.2
Total current liabilities	2,265.5	4,118.7
Pension and postretirement benefits	33.6	34.6
Environmental liabilities	59.0	59.8
Deferred income taxes	77.2	80.6
Other income tax liabilities	106.7	100.1
Other liabilities	101.1	109.8
Liabilities subject to compromise	5,914.2	4,192.6
Total Liabilities	8,557.3	8,696.2
Shareholders' Equity:
Preferred shares	—	—
Ordinary shares	18.8	18.8
Ordinary shares held in treasury at cost	(1,616.1)	(1,616.1)
Additional paid-in capital	5,591.1	5,587.6
Retained deficit	(3,105.4)	(2,961.5)
Accumulated other comprehensive loss	(9.5)	(9.6)
Total Shareholders' Equity	878.9	1,019.2
Total Liabilities and Shareholders' Equity	$9,436.2	$9,715.4

MALLINCKRODT PLC
(DEBTOR-IN-POSSESSION)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Three Months Ended
	March 26, 2021	March 27, 2020
Cash Flows From Operating Activities:
Net loss	$(143.9)	$(50.2)
Adjustments to reconcile net cash from operating activities:
Depreciation and amortization	169.6	223.1
Share-based compensation	3.6	6.7
Deferred income taxes	(3.4)	5.5
Non-cash impairment charges	64.5	—
Reorganization items, net	15.7	—
Other non-cash items	(11.9)	(19.4)
Changes in assets and liabilities:
Accounts receivable, net	61.8	49.4
Inventories	(22.8)	(18.4)
Accounts payable	0.5	(22.9)
Income taxes	(21.2)	(34.9)
Other	38.9	(85.2)
Net cash from operating activities	151.4	53.7
Cash Flows From Investing Activities:
Capital expenditures	(20.9)	(19.9)
Other	(0.7)	3.2
Net cash from investing activities	(21.6)	(16.7)
Cash Flows From Financing Activities:
Repayment of external debt	(118.9)	(4.9)
Debt financing costs	—	(4.0)
Net cash from financing activities	(118.9)	(8.9)
Effect of currency rate changes on cash	(0.4)	(1.5)
Net change in cash, cash equivalents and restricted cash	10.5	26.6
Cash, cash equivalents and restricted cash at beginning of period	1,127.0	822.6
Cash, cash equivalents and restricted cash at end of period	$1,137.5	$849.2

Cash and cash equivalents at end of period	$1,077.9	$808.0
Restricted cash included in prepaid expenses and other assets at end of period	23.4	5.4
Restricted cash included in other long-term assets at end of period	36.2	35.8
Cash, cash equivalents and restricted cash at end of period	$1,137.5	$849.2